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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) March 9, 2001


                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)



   State of New Jersey              001-09120                      22-2625848
   -------------------              ---------                      ----------
    (State or other          (Commission  File Number)       (I.R.S.  Employer
     jurisdiction of                                         Identification No.)
     incorporation)

                          80 Park Plaza, P.O. Box 1171

                          Newark, New Jersey 07101-1171
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 973-430-7000


                            PSEG ENERGY HOLDINGS INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


   State of New Jersey              333-95697                      22-2983750
   -------------------              ---------                      ----------
    (State or other          (Commission  File Number)       (I.R.S.  Employer
     jurisdiction of                                         Identification No.)
     incorporation)

                               80 Park Plaza, T-22
                          Newark, New Jersey 07102-4194
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 973-456-3581

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Item 5. Other Events


         The following information updates certain matters previously reported to the Securities and Exchange Commission under Item 1 - Business of Part I and
Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) and Item 8 - Financial Statements and Supplementary Data of
Part II of the Annual Reports on Form 10-K for the year ended December 31, 2000 of Public Service Enterprise Group Incorporated (PSEG) and the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000 of PSEG Energy Holdings Inc. (Energy Holdings).


         SAESA


         On March 9, 2001, PSEG Global Inc. (Global), a wholly-owned subsidiary of Energy Holdings, announced that it had reached agreement to purchase approximately 94% of Sociedad Austral de Electricidad S.A. (SAESA) and all of its subsidiaries from Compania de Petroleos de Chile S.A. (COPEC). Additionally, Global reached agreement to purchase directly from COPEC approximately 14% of Empresa Electrica de la Frontera S.A. (Frontel) not owned by SAESA. The purchase, held through a private auction, will total approximately $460 million.


         The SAESA group of companies consists of four regulated distribution companies and one transmission company that provide service to approximately 476,000 customers in the southern part of Chile. Additionally, SAESA owns a fifty percent equity interest in the Argentine regulated electric distribution company Empresa Electrica del Rio Negro S.A. which has an exclusive concession to operate in the Province of Rio Negro, serving approximately 139,000 customers.


         The terms of the transaction call for Global to launch a follow-on tender offer on the Santiago Stock Exchange for the approximately six percent remaining equity securities of SAESA on substantially the same terms, following closing. Among other conditions, the closing of the transaction is subject to Argentine and Chilean regulatory approval, which is expected to take several months.


         EDEERSA


         Recently, Global announced that it had indirectly acquired a 41% equity interest in Empresa Distribuidora de Electricidad de Entre Rios S.A. (EDEERSA), the main regulated distributor of electricity in the Province of Entre Rios, Argentina.


         Under the terms of the agreement, Global will also acquire an additional 49% equity interest in EDEERSA in May of this year. The acquisition is subject to governmental approvals, which is expected to take several months. The remaining 10% of EDEERSA equity is indirectly owned by its employees and was not acquired by Global.




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         As a regulated  entity,  EDEERSA  distributes  electricity to more than
230,000 customers in the Province which has a population of nearly 1.1 million. EDEERSA has 35 years remaining on a 40-year concession. The entire acquisition is valued at approximately $200 million plus the assumption of outstanding debt of approximately $80 million.


         RGE


     The Brazilian Consumer Association of Water and Energy has filed a lawsuit against Rio Grande Energia S.A. (RGE), a Brazilian distribution company of which Global is a 32% owner, and two other utilities, claiming that certain value added taxes and the residential tariffs that are being charged by such utilities to their respective customers are illegal. RGE believes that its collection of the tariffs and value added taxes are in compliance with applicable tax and utility laws and regulations. While it is the contention of RGE that the claims are without merit, and that it has valid defenses and potential third party claims, an adverse determination could have a material adverse effect on PSEG's and Energy Holdings' financial condition, results of operations and net cash flows.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                  (Registrant)


                              By: Patricia A. Rado
                              --------------------
                                Patricia A. Rado
                          Vice President and Controller
                         (Principal Accounting Officer)





Date: March 14, 2001


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            PSEG ENERGY HOLDINGS INC.
                                  (Registrant)


                                By: Derek DiRisio
                                -----------------
                                  Derek DiRisio
                          Vice President and Controller
                         (Principal Accounting Officer)



Date: March 14, 2001